UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): August 31, 2017

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Executive Officer Compensation.

On August 31, 2017, German American Bancorp (the “Bank”), a wholly-owned subsidiary of German American Bancorp, Inc. (the “Company”), entered into a Supplemental Executive Retirement Agreement with Keith A. Leinenbach (“Leinenbach”), the Executive Vice President and Chief Credit Officer of the Bank and the Company. The Agreement provides that the Bank will pay Leinenbach $500,000 plus interest over a period of ten years if Leinenbach remains employed by the Bank through December 31, 2023 (the “Retention Date”). If Leinenbach leaves employment voluntarily or is terminated by the Bank for cause prior to the Retention Date, he will not receive any payments under the Agreement. If Leinenbach dies or becomes disabled prior to the Retention Date, he or his beneficiaries will receive a proportionate amount of the payments based on his months of service prior to his death or disability. The Agreement also contains customary confidentiality and non-compete/non-solicit covenants from Leinenbach in favor of the Bank.

The foregoing summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	10.1	Supplemental Executive Retirement Agreement between German American Bancorp and Keith A. Leinenbach, dated August 31, 2017.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2017	GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Executive Retirement Agreement between German American Bancorp and Keith A. Leinenbach, dated August 31, 2017.

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